EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months Ended September 30, 2025

-	Reports Net Revenues of $191.8 million for the Three Months Ended September 30, 2025

-	GAAP net income of $17.4 million, or $0.37 per share, for the third quarter

-	Adjusted non-GAAP net income of $44.7 million, or $0.93 per share, for the third quarter

-	Company to hold a conference call today at 2:00 p.m. Pacific Time

RANCHO CUCAMONGA, CA – November 6, 2025 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”), a biopharmaceutical company focused on developing, manufacturing, and marketing complex generic and proprietary injectable, inhalation, and intranasal products, today reported results for the three months ended September 30, 2025.

“Amphastar delivered another strong quarter, led by double-digit growth from BAQSIMI®, which achieved a 14% increase in revenue compared to the same period last year. Additionally, we received FDA approval and launched iron sucrose injection, a key generic alternative which expands patient access to affordable therapies while contributing to our revenue growth. This achievement underscores our commitment to advancing complex generics and leveraging our domestic in-house manufacturing expertise to deliver high-quality therapies to patients. In addition, we bolstered our proprietary pipeline through an exclusive licensing agreement with Nanjing Anji Biotechnology to develop and commercialize three novel peptides targeting high-growth markets across oncology and ophthalmology,” said Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer. “Together, our sustained commercial momentum, strategic pipeline expansion, and recent FDA approval, position Amphastar to accelerate growth and drive long-term value across its portfolio.”

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

	(in thousands, except per share data)
Net revenues	$191,840	$191,214	$536,782	$545,444
GAAP net income	$17,350	$40,429	$73,665	$121,555
Adjusted non-GAAP net income*	$44,696	$49,585	$122,460	$153,569
GAAP diluted EPS	$0.37	$0.78	$1.52	$2.32
Adjusted non-GAAP diluted EPS*	$0.93	$0.96	$2.52	$2.94

* Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Third Quarter Results

	Three Months Ended
	September 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Product revenues, net:
BAQSIMI®	$53,608	$40,409	$13,199	33%
Primatene MIST®	28,808	26,055	2,753	11%
Epinephrine	18,789	21,341	(2,552)	(12)%
Glucagon	13,558	26,792	(13,234)	(49)%
Lidocaine	12,932	15,884	(2,952)	(19)%
Other products	64,145	58,338	5,807	10%
Total product revenues, net	$191,840	$188,819	$3,021	2%
Other revenues	—	2,395	(2,395)	(100)%
Total net revenues	$191,840	$191,214	$626	0%

Changes in product revenues, net as compared to the third quarter of the prior year were primarily driven by:

●	BAQSIMI® sales increased primarily due to an increase in unit volumes, as a result of an expanded marketing effort in the United States; total sales of BAQSIMI® grew 14% from the prior year’s quarter including prior quarter sales by Eli Lilly and Company, or Lilly, which was accounted for in Other revenues
●	Primatene MIST® sales increased due to an increase in unit volumes driven by our continued marketing efforts
●	Epinephrine sales decreased due to a lower average selling price of the multi-dose vial product, causing a revenue reduction of $3.1 million, as a result of increased competition. This trend was partially offset by an increase in unit volumes for our epinephrine pre-filled syringe, as a result of an increase in demand caused by shortages from other suppliers during the quarter
●	Glucagon sales decreased primarily due to a lower average selling price, impacting sales by $7.0 million, as well as a decrease in unit volumes, impacting sales by $6.2 million, as a result of competition and the continued shift to ready to use glucagon products such as BAQSIMI®
●	Lidocaine sales decreased primarily due to a decrease in unit volumes, as a result of other suppliers returning to their historical distribution levels
●	Other pharmaceutical product sales changes were primarily due to an increase in sales of albuterol totaling $4.7 million as well as sales of iron sucrose injection, which we launched in August 2025 totaling $2.4 million. This increase was partially offset by a decrease in unit volumes of enoxaparin and dextrose, primarily due to increased competition
●	Other revenues were zero in the third quarter of 2025 as we completed the assumption of distribution responsibilities globally for BAQSIMI® at the beginning of 2025, with all of BAQSIMI® related revenues in the current period being recognized in Product revenues, net. Other revenues in the previous period consisted of $2.4 million in BAQSIMI® sales made by Lilly on our behalf under the Transition Service Agreement, or TSA, and was net of $4.0 million in cost of sales and other expenses

	Three Months Ended
	September 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Net revenues	$191,840	$191,214	$626	0%
Cost of revenues	93,194	89,273	3,921	4%
Gross profit	$98,646	$101,941	$(3,295)	(3)%
as % of net revenues	51.4%	53.3%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Decrease in other revenues related to Lilly’s sales of BAQSIMI® under the TSA, which were recorded net of cost of sales and other expenses; as we assumed distribution of BAQSIMI® to all of our customers by the beginning of 2025, we recorded those sales in product revenues and cost of sales separately
●	Decrease in unit sales and pricing of glucagon, and lower pricing for our epinephrine multi-dose vial product, both of which are higher-margin products
●	Cost control efforts across the business partially offset the impact of pricing declines

	Three Months Ended
	September 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$11,505	$8,995	$2,510	28%
General and administrative	39,467	14,821	24,646	166%
Research and development	22,354	21,077	1,277	6%

●	Selling, distribution, and marketing expenses increased primarily due to the expansion of our sales and marketing efforts related to BAQSIMI®, including expenses related to our co-promotion contract with MannKind, and sales efforts related to Primatene MIST®
●	General and administrative expenses increased primarily due to a litigation provision, which increased expenses by $23.1 million

●	Research and development expenses increased primarily due to the $5.3 million upfront payment for the licensing agreement that we entered into with Nanjing Anji Biotechnology Co., Ltd. (“Anji”), during the quarter, as well as an increase in clinical trial expense. This was partially offset by a decrease in materials and supply expenses

	Three Months Ended
	September 30,		Change
	2025	2024	Dollars	%

	(in thousands)
Non-operating expenses:
Interest income	$2,246	$2,427	$(181)	(7)%
Interest expense	(6,284)	(6,698)	414	(6)%
Other income (expenses), net	231	(5,094)	5,325	105%
Total non-operating expenses, net	$(3,807)	$(9,365)	$5,558	(59)%

The change in non-operating expenses, net is primarily due to a change in Other income (expenses), net, as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts during the three months ended September 30, 2025.

Cash flow provided by operating activities for the nine months ended September 30, 2025, was $123.3 million.

Pipeline Information

The Company currently has three abbreviated new drug applications (“ANDAs”) and one biosimilar insulin candidate filed with the FDA targeting products with a combined market size exceeding $2 billion, along with three biosimilar products in development targeting products with a market size exceeding $6 billion, and two generic products in development targeting products with a market size of over $1 billion. This market information is based on IQVIA data for the 12 months ended September 30, 2025. The Company is developing multiple proprietary products with injectable and intranasal dosage forms.

The Company entered into an exclusive license agreement with Anji for the development, manufacturing, use, and commercialization of three proprietary peptides. The first product is based on the discovery by Anji of an endogenous peptide that demonstrates a novel mechanism of action that potentially suppresses the growth and metastasis of multiple poorly treated cancers. The second product is a novel peptide-docetaxel conjugate that targets a specific receptor, designed to improve the selectivity and bioavailability of docetaxel. It is designed to reduce docetaxel-induced toxicity, which will improve the efficacy and safety of current taxane therapies. The third product is an anti-vascular endothelial growth factor receptor (VEGFR) peptide of novel design, developed as a topical eye drop for the treatment of wet age-related macular degeneration (wAMD). It is intended to be an alternative to the routine eye injections used for current treatment.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, November 6, 2025, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which generally excludes amortization expense, share-based compensation, impairment charges, expenses related to our acquisition of

BAQSIMI®, certain debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Market Data

This press release contains market data that we obtained from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this press release, actual results may differ from the projections.

About Amphastar Pharmaceuticals, Inc.

Amphastar is a biopharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVY®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the impact of our products, including their potential for continued revenue growth, the strategic trajectory of and market for our product pipeline, our ability to leverage our existing expertise and technology, the impacts of any licensing agreements and ability to commercialize additional therapies, our manufacturing in-house expertise, our commercial momentum and position in the market. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025, and our other filings or reports that we may file with the SEC. In particular, there can be no guarantee that our sales strategies will be successful, or that we will continue to experience significant sales of BAQSIMI®. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenues:
Product revenues, net	$191,840	$188,819	$536,782	$525,836
Other revenues	—	2,395	—	19,608
Total net revenues	191,840	191,214	536,782	545,444

Cost of revenues	93,194	89,273	266,395	258,237
Gross profit	98,646	101,941	270,387	287,207

Operating expenses:
Selling, distribution, and marketing	11,505	8,995	33,606	27,378
General and administrative	39,467	14,821	69,454	43,782
Research and development	22,354	21,077	62,530	55,772
Total operating expenses	73,326	44,893	165,590	126,932

Income from operations	25,320	57,048	104,797	160,275

Non-operating expenses:
Interest income	2,246	2,427	6,256	8,320
Interest expense	(6,284)	(6,698)	(18,851)	(23,918)
Other income (expenses), net	231	(5,094)	(492)	1,125
Total non-operating expenses, net	(3,807)	(9,365)	(13,087)	(14,473)

Income before income taxes	21,513	47,683	91,710	145,802
Income tax provision	4,163	7,254	18,045	23,674
Income before equity in losses of unconsolidated affiliate	17,350	40,429	73,665	122,128

Equity in losses of unconsolidated affiliate	—	—	—	(573)

Net income	$17,350	$40,429	$73,665	$121,555

Net income per share:
Basic	$0.38	$0.83	$1.57	$2.50
Diluted	$0.37	$0.78	$1.52	$2.32

Weighted-average shares used to compute net income per share:
Basic	46,474	48,621	47,021	48,580
Diluted	47,677	51,862	48,565	52,307

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$216,265	$151,609
Restricted cash	235	235
Short-term investments	59,944	70,036
Restricted short-term investments	2,200	2,200
Accounts receivable, net	146,808	136,289
Inventories, net	185,932	153,741
Income tax refunds and deposits	2,065	1,747
Prepaid expenses and other assets	26,021	18,214
Total current assets	639,470	534,071

Property, plant, and equipment, net	308,689	297,345
Finance lease right-of-use assets	259	383
Operating lease right-of-use assets	44,577	46,899
Goodwill and intangible assets, net	572,237	590,660
Long-term investments	—	10,996
Other assets	29,866	25,992
Deferred tax assets	71,124	71,124
Total assets	$1,666,222	$1,577,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$190,844	$157,057
Income taxes payable	5,633	9,664
Current portion of long-term debt	923	234
Current portion of operating lease liabilities	7,827	6,804
Total current liabilities	205,227	173,759

Long-term reserve for income tax liabilities	6,957	6,957
Long-term debt, net of current portion and unamortized debt issuance costs	608,582	601,630
Long-term operating lease liabilities, net of current portion	39,441	41,881
Other long-term liabilities	29,269	20,945
Total liabilities	889,476	845,172
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 61,677,781 and 46,348,863 shares issued and outstanding, respectively, as of September 30, 2025 and 60,847,124 and 47,617,691 shares issued and outstanding, respectively, as of December 31, 2024	6	6
Additional paid-in capital	527,215	505,400
Retained earnings	642,451	568,787
Accumulated other comprehensive loss	(5,273)	(9,181)
Treasury stock	(387,653)	(332,714)
Total stockholders' equity	776,746	732,298
Total liabilities and stockholders’ equity	$1,666,222	$1,577,470

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

GAAP net income	$17,350	$40,429	$73,665	$121,555
Adjusted for:
Intangible asset amortization	6,269	6,179	18,778	18,539
Share-based compensation	6,297	5,596	21,072	18,736
Expenses related to BAQSIMI® acquisition	—	—	—	3,651
Litigation provision	23,147	—	23,147	—
Income tax provision on pre-tax adjustments	(8,367)	(2,619)	(14,202)	(8,912)
Adjusted non-GAAP net income	$44,696	$49,585	$122,460	$153,569

Adjusted non-GAAP net income per share:
Basic	$0.96	$1.02	$2.60	$3.16
Diluted	$0.93	$0.96	$2.52	$2.94

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	46,474	48,621	47,021	48,580
Diluted	47,677	51,862	48,565	52,307

	Three Months Ended September 30, 2025

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$93,194	$11,505	$39,467	$22,354	$(3,807)	$4,163
Intangible asset amortization	(6,248)	—	(1)	(20)	—	—
Share-based compensation	(1,274)	(301)	(4,140)	(582)	—	—
Litigation provision	—	—	(23,147)	—	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	8,367
Non-GAAP	$85,672	$11,204	$12,179	$21,752	$(3,807)	$12,530

	Three Months Ended September 30, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$89,273	$8,995	$14,821	$21,077	$(9,365)	$7,254
Intangible asset amortization	(6,159)	—	(1)	(19)	—	—
Share-based compensation	(1,133)	(249)	(3,710)	(504)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,619
Non-GAAP	$81,981	$8,746	$11,110	$20,554	$(9,365)	$9,873

	Nine Months Ended September 30, 2025

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$266,395	$33,606	$69,454	$62,530	$(13,087)	$18,045
Intangible asset amortization	(18,718)	—	(2)	(58)	—	—
Share-based compensation	(5,012)	(925)	(12,777)	(2,358)	—	—
Litigation provision	—	—	(23,147)	—	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	14,202
Non-GAAP	$242,665	$32,681	$33,528	$60,114	$(13,087)	$32,247

	Nine Months Ended September 30, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$258,237	$27,378	$43,782	$55,772	$(14,473)	$23,674
Intangible asset amortization	(18,479)	—	(4)	(56)	—	—
Share-based compensation	(4,583)	(777)	(11,239)	(2,137)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	3,651	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	8,912
Non-GAAP	$235,175	$26,601	$32,539	$53,579	$(10,822)	$32,586